`SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): June 27, 2008

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.03 Creation of a Direct Financial Obligation
Item 3.02 Unregistered Sales of Securities
Item 7.01 Regulation FD Disclosure

On June 27, 2008, Registrant approved a Consulting Agreement with Tell Capital AG, a Swiss-based company that has previously served as a financial advisor, European placement agent and consultant. Tell Capital AG shall render financial advisory, shareholder relations, European financing assistance and strategic business advice during the 12-month period, commencing as of June 27, 2008. In consideration of these services, Registrant shall pay Tell Capital AG a signing fee of $48,000, a monthly consulting fee comprised of $8,000, one million restricted common shares and one million, 5-year common stock purchase warrants, exercisable at $.05 per common share, with a cashless exercise provision and an exercise reset provision that obligates Registrant to reset the exercise price of these warrants to any lower exercise price of any warrants that Registrant may issue at any time during the term of the Consulting Agreement, following June 27, 2008.

In consideration of his support of the Registrant over the course of the last several years, by providing valuable strategic financial and corporate planning advice to the Board of Directors of Registrant, on a continual basis, Registrant made a non-qualified, 5-year stock option grant of 5,000,000 restricted common shares, exercisable at the fair market value of Registrant’s common stock on the grant date, to B. Michael Pisani.

On June 27, 2008, Registrant granted 5-year, non-qualified stock options to the members of its Board of Directors for past services rendered, exercisable at the fair market value of Registrant’s common stock on the date of grant. Joerg H. Klaube received an option to purchase 2,500,000 common shares, Edward L. Marney received a stock option to purchase 5,000,000 common shares, Steven L. Gray received a stock option to purchase 7,500,000 common shares and Joseph J. Tomasek received a stock option to purchase 10,000,000 common shares.

Registrant issued the restricted common shares, warrants and stock options in reliance upon the exemptions from the registration requirements of the Securities Act provided by Regulation D and Section 4(2) thereof: private transactions and issuances of securities not involving a public offering. All recipients are accredited investors and had pre-existing relationships with the Registrant either as shareholders, investors and/or affiliates.

On June 30, 2008, Registrant published the press release attached as Exhibit 99.1 to this current report on Form 8-K. This announcement discloses the release of a new WAP service designed to expand the online community of Registrants social-networking website, Kiwibox.com, to mobile cellular phone users. The WAP, or wireless application protocol, was launched with the assistance of Quattro Wireless, a mobile advertising network. This mobile technology enhancement follows Registrant’s launch, earlier this month, of the Kiwibox.com new, interactive 2.0 updated version of its original website.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.34	Consulting Agreement with Tell Capital AG, dated June 27, 2008
99.1	Press Release dated June 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: June 30, 2008	By:	/s/ Edward L. Marney
Edward L. Marney
President and Chief Executive Officer